Exhibit 99.1

JEFFERIES FINANCIAL GROUP INC.

EQUITY COMPENSATION PLAN

(As Amended and Restated March 28, 2024)

1. Purpose of the Plan; Plan Background

The purpose of this Equity Compensation Plan (the “Plan”) is to advance the interests of the Jefferies Financial Group Inc., a New York corporation (the “Company”), and its shareholders by providing a means (a) to attract, retain, and reward officers, other employees, non-employee directors and certain other persons who provide services to the Company and its subsidiaries, (b) to link compensation to measures of the Company’s and subsidiaries’ performance in order to provide additional incentives to such persons for the creation of shareholder value, and (c) to enable such persons to acquire or increase a proprietary interest in the Company in order to promote a closer identity of interests between such persons and the Company’s shareholders.

2. Definitions

The definitions of awards under the Plan are set forth in Section 6. Such awards, together with any other right or interest granted to a Participant under the Plan, are termed “Awards.” In addition to such terms and the terms defined in Section 1, the following terms shall be defined as set forth below:

2.1 “Beneficiary” means any person or trust that has been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means any person or trust entitled by will or the laws of descent and distribution to receive such benefits.

2.2 “Board” means the Board of Directors of the Company.

2.3 “Code” means the Internal Revenue Code of 1986, as amended, including regulations thereunder and successor provisions and regulations thereto.

2.4 “Committee” means the Compensation Committee of the Board, the composition and governance of which is established in the Committee’s Charter as approved from time to time by the Board, subject to Section 303A.05 of the Listed Company Manual of the New York Stock Exchange, and other corporate governance documents of the Company. The term “Committee” shall refer to the full Board in any case in which it is performing any function of the Committee under the Plan.

2.5 “Effective Date” means the date on which the Plan takes effect, as set forth in Section 9.14 of the Plan.

2.6 “Exchange Act” means the Securities Exchange Act of 1934, as amended, including regulations thereunder and successor provisions and regulations thereto.

2.7 “Fair Market Value,” means, with respect to Shares, Awards or other property, the fair market value of such Shares, Awards or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a Share at a given date means the closing sales price of a Share in composite trading of New York Stock Exchange-listed securities for that date or, if no sale occurred on that date, on the latest preceding day on which a sale occurred, as reported by a reliable reporting service.

2.8 “Net Shares” means the gross number of Shares received upon exercise of an Option, the gross number of SAR shares deliverable upon exercise of an SAR for Shares, the gross number of Shares subject to other Awards for which performance-based vesting requirements and service-based vesting requirements have been met so that the Awards are fully vested at a given date, in each case less the number of Shares actually withheld plus any Shares that would have been withheld to fully pay the exercise price (in the case of an Option) and the Participant’s related tax obligations (in the case of all Awards) determined based on the Participant’s applicable marginal tax rate as determined by the Company.

2.9 “Participant” means an individual who has been granted an Award under the Plan, for so long as the Company has any obligation under the Plan with respect to such Award or such Award remains subject to any restriction or other provision under the Plan.

2.10 “Shares” means common shares, $1.00 par value per share, of the Company and such other securities as may be substituted or resubstituted for Shares pursuant to Section 5.2.

2.11 “2003 Plan” means the Company’s 2003 Incentive Compensation Plan, as amended and restated as of May 23, 2018.

3. Administration

3.1 Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(a) to select persons to whom Awards may be granted;

(b) to determine the type or types of Awards to be granted to each Participant;

(c) to determine the number of Awards to be granted, the number of Shares to which an Award will relate, the cash amount payable under a cash-settled Award and the performance conditions applicable thereto, all other terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule or performance conditions for the lapse of restrictions or conditions relating to transferability, forfeiture, exercisability or settlement of an Award, and accelerations or modifications thereof, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(d) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares other Awards or other property, or an Award may be canceled, forfeited or surrendered;

(e) to determine whether, to what extent, and under what circumstances cash, Shares, other Awards or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Participant;

(f) to prescribe the form of each Award agreement, which need not be identical for each Participant;

(g) to adopt, amend, suspend and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(h) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award agreement or other instrument hereunder; and

(i) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

3.2 Manner of Exercise of Committee Authority. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, subsidiaries of the Company, Participants, any person claiming any rights under the Plan from or through any Participant and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. At any time that a member of the Committee is not a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) under the Exchange Act, any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company may be taken either by a subcommittee, designated by the Committee or the Board, or by the Committee but with each member who is not a Non-Employee Director abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more members who qualify as Non-Employee Directors under Rule 16b-3(b)(3). Any action by such a subcommittee or by the Committee upon the abstention or recusal of such non-qualified member(s) shall be the action of the Committee for purposes of the Plan. The Committee may delegate to officers or managers of the Company or any subsidiary of the Company the authority, subject to such terms as the Committee shall determine, to perform functions designated by the Committee, to the extent that such delegation (i) will not result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Securities Exchange Act of 1934 in respect of the Company, (ii) will not result in a related-person transaction with an executive officer required to be disclosed under Item 404(a) of Regulation S-K (in accordance with Instruction 5.a.ii thereunder) under the Securities Exchange Act of 1934 and (iii) is permitted under applicable provisions of the New York Business Corporation Law and other applicable laws. Other provisions of the Plan notwithstanding, subject to Section 303A.05 of the Listed Company Manual of the New York Stock Exchange, the Board may perform any function of the Committee under the Plan in order to ensure that transactions under the Plan are exempt under Rule 16b-3 or for any other reason; provided, however, that authority specifically reserved to the Board under the terms of the Plan, the Company’s Restated Certificate of Incorporation or Amended and Restated By-Laws or applicable law shall be exercised by the Board and not by the Committee. The Chief Executive Officer, President, Chief Financial Officer, General Counsel and Director of Human Resources of the Company each are hereby delegated authority to perform all ministerial functions under the Plan; for clarity, this delegation of authority includes authority to specify terms of subplans and rules and regulations under the Plan (including with respect to the Company’s Deferred Compensation Plan, Stock Award Deferral Program and Employee Stock Purchase Plan), and agreements evidencing Awards, but does not include authority to grant new Awards, to establish the material terms of new Awards, or to amend, suspend, discontinue or terminate the Plan under Section 9.5.

3.3 Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any subsidiary, the Company’s independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by the Company or any subsidiary to assist in the administration of the Plan. No member of the Committee or the Board, nor any officer or employee of the Company or any subsidiary acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee or the Board and any officer or employee of the Company or any subsidiary acting on behalf of the Committee, the Board or members thereof shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

4. Eligibility

Persons who are eligible to be granted Awards under the Plan include (i) any executive officer and other officer or employee of the Company or any subsidiary, (ii) any director of the Company (whether or not an employee of the Company or a subsidiary), (ii) any other person who provides substantial personal services to the Company or any subsidiary, and (iii) any person who has agreed to become an employee of the Company or a subsidiary, except that no such person may receive any payment or exercise any right relating to an Award (other than the making of an election that does not result in payment) until such person has commenced employment.

5. Limitation on Shares Available for Awards; Adjustments

5.1 Aggregate Number of Shares Available for Awards.

(a) Share Reservation. The total number of Shares that may be delivered under the Plan in connection with Awards shall be 26,000,000, subject to adjustment as provided in Section 5.2 and reduced by shares subject to awards granted under the 2003 Plan after January 28, 2021. Shares subject to an Award or an award granted under the 2003 Plan that are forfeited for any reason, expires unexercised, is canceled and replaced, is not accepted by the Participant or otherwise terminates without delivery of Shares to the Participant (and without delivery of cash in the case of an Award that was settleable potentially in Shares or cash) will not be deemed delivered for purposes of the Plan or the 2003 Plan, and, in the case of such a 2003 Plan award, such shares (including above-target shares if authorized under the award) will be added to the shares reserved and available under the Plan. Shares withheld or Shares equal to those surrendered in payment of any exercise or purchase price of an Award or 2003 Plan award or taxes relating to an Award or 2003 Plan award, and Shares underlying a Stock Appreciation Right or similar 2003 Plan award not delivered upon exercise thereof, will be treated as delivered for purposes of this Section 5.1. In addition, in the case of any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate or with which the Company or a subsidiary or affiliate combines, shares delivered or deliverable in connection with such assumed or substitute Award shall not be counted against the number of shares reserved under the Plan.

(b) Type of Shares Deliverable. The Shares delivered in connection with Awards may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares acquired in the market for the account of a Participant.

5.2 Adjustments. In the event of any change in the outstanding Shares while this Plan is in effect by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares, repurchase, liquidation, dissolution or other corporate exchange, any large, special and non-recurring dividend or distribution to shareholders or other similar corporate transaction, the Committee may make such substitution or adjustment, if any, as it deems to be equitable and in order to preserve, without enlarging, the rights of Participants, as to (i) the number and kind of Shares that may be delivered in connection with Awards granted thereafter, (ii) the number and kind of Shares subject to or deliverable in respect of outstanding Awards and reserved therefor, (iii) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash, other Awards or other property in respect of any outstanding Award and (iv) performance goals and conditions, including those measured on a per Share basis, affected by such transaction; provided, however, that, with respect to outstanding Awards, upon the occurrence of an event constituting an “equity restructuring” as defined under Financial Accounting Standards Board Accounting Standards Codification Topic 718 with respect to Shares, each Participant shall have a legal right to the equitable adjustment of his or her outstanding Awards, with the manner of such adjustment to be determined by the Committee as provided in this Section 5.2. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and the performance goals relating thereto) in recognition of unusual or nonrecurring events (including events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or any business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant and any other circumstances deemed relevant. If, in a transaction triggering an adjustment hereunder, public shareholders of the Company receive cash for their equity interest in the Company, an adjustment providing for cancellation of an Award in exchange for a cash payment based solely on the then intrinsic value of the Award shall be deemed to meet the requirements of this Section 5.2. Adjustments determined by the Committee shall be final, binding and conclusive.

6. Specific Terms of Awards

6.1 General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award, at the date of grant or thereafter (subject to Section 9.5), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant or upon the occurrence of other events. The Committee may require payment of consideration in connection with any Award, including for purposes of complying with requirements of the New York Business Corporation Law.

6.2 Options. The Committee is authorized to grant options to purchase Shares (“Options”) to Participants on the following terms and conditions:

(a) Exercise Price. The exercise price per Share purchasable under an Option shall be determined by the Committee; provided, however, that, except as provided in Section 7.5, such exercise price shall be not less than the Fair Market Value of a Share on the date of grant of such Option.

(b) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including cash, Shares, other Awards or awards granted under other Company plans, or other property (including by withholding Shares deliverable upon exercise or through broker-assisted “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by which Shares will be delivered or deemed to be delivered to Participants.

(c) Incentive Stock Options. The terms of any incentive stock option (“ISO”) granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless the Participant has first requested such disqualification.

6.3 Stock Appreciation Rights. The Committee is authorized to grant stock appreciation rights (“SARs”) to Participants on the following terms and conditions:

(a) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (X) the Fair Market Value of one Share on the date of exercise over (Y) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which, except as provided in Section 7.5, shall be not less than the Fair Market Value of one Share on the date of grant.

(b) Other Terms. The Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, whether cash or Shares shall be payable to the Participant upon exercise, the method by which Shares will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award and any other terms and conditions of an SAR.

6.4 Restricted Stock. The Committee is authorized to grant Awards, in the form of shares issued at or shortly after grant of the Award subject to restrictions (“Restricted Stock”), to Participants on the following terms and conditions:

(a) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise as the Committee may determine. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder including the right to vote Restricted Stock or the right to receive dividends thereon (subject to Section 7.6).

(b) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part in the event of terminations resulting from specified causes.

(c) Certificates for Shares. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, the Company shall retain physical possession of the certificate and the Participant shall have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(d) Dividends and Distributions. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends paid on a Share of Restricted Stock be automatically reinvested in additional Shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. The dates and terms upon which such reinvestment or purchases occur shall be within the discretion of the Committee. Unless otherwise determined by the Committee, Shares distributed in connection with a stock split or Share dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Shares or other property has been distributed. Dividends and distributions on Restricted Stock will be subject to Section 7.6.

6.5 Deferred Stock. The Committee is authorized to grant Awards in the form of Shares to be delivered at a specified future date (“Deferred Stock”) to Participants, subject to the following terms and conditions:

(a) Award and Restrictions. Issuance of Shares will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, under such circumstances, in such installments or otherwise as the Committee may determine.

(b) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such risk of forfeiture shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part in the event of terminations resulting from specified causes. Deferred Stock that is subject to a risk of forfeiture may be denominated as “restricted stock units.”

(c) Dividend Equivalents. Subject to Section 7.6, (i) the Committee may provide that payments in the form of dividend equivalents will be credited in respect of Deferred Stock, which amounts may be paid or distributed when accrued or deemed reinvested in additional Deferred Stock; (ii) the dates and terms upon which such accrual or deemed reinvestment will occur shall be within the discretion of the Committee; and (iii) restrictions on such dividends or the Deferred Stock or other Awards resulting from deemed reinvestment shall be specified by the Committee.

6.6 Bonus Shares and Awards in Lieu of Cash Obligations. The Committee is authorized to grant Shares as a bonus, or to grant Shares or other Awards in lieu of obligations of the Company or its subsidiaries to pay cash or grant other awards under other plans or compensatory arrangements of the Company or its subsidiaries. Shares or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

6.7 Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to or otherwise based on, or related to, Shares and factors that may influence the value of Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Shares or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards. Shares issued pursuant to an Award in the nature of a purchase right granted under this Section 6.7 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Shares, other Awards or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may be granted pursuant to this Section 6.7. Rights of employees to purchase Shares under the Employee Stock Purchase Plan constitute Awards authorized under this Section 6.7; such purchase rights may include provision of reasonable purchase price discounts from Fair Market Value and purchase periods consistent with stock purchase plans, and will not be deemed to be Options under the Plan.

6.8. Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, which may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall accrue as cash amounts (with or without interest) or shall be deemed to have been reinvested in additional Shares, Awards or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture, Participant elections and such other terms as the Committee may specify, subject to Section 7.6. Dividend Equivalents that have satisfied applicable vesting conditions may be distributed at such time or times as may be specified by the Committee.

7. Certain Provisions Applicable to Awards

7.1 Deferral of Cash Compensation into Awards. The Committee is authorized to grant Awards in lieu of cash compensation or upon the deferral of cash compensation payable by the Company or any subsidiary, including cash amounts payable under other plans of the Company or its subsidiaries. In such case, the Committee shall determine the value of the Awards to be granted in lieu of or upon deferral of such cash compensation, and may provide for a discount in such valuation in order to promote the purposes of the Plan. Shares deliverable in connection with Awards under this Section 7.1 shall be drawn from the Shares authorized under Section 5.1. From and after the Effective Date, the Deferred Compensation Plan shall be implemented under this Plan with respect to any equity-based Awards thereunder.

7.2 Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option or SAR exceed a period of ten years from the date of its grant (or, in the case of an ISO, such shorter period as may be applicable under Section 422 of the Code).

7.3 Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments or on a deferred basis. The settlement of any Award may be accelerated and cash paid in lieu of Shares in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events. Installment or deferred payments may be required by the Committee (subject to Section 9.5 of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

7.4 Cancellation and Rescission of Awards. Unless the Award agreement specifies otherwise, the Committee may cancel any unexpired, unpaid or deferred Awards at any time, and, unless otherwise determined by the Committee, the Company (which for purposes of and as used in this Section 7.4 includes subsidiaries of the Company) shall have the additional rights set forth in subsection (d) below, in each case if the Participant is not in compliance with all applicable material provisions of the Award agreement and the Plan, including the following conditions:

(a) A Participant shall not render services for any organization or engage directly or indirectly in any business that, in the judgment of the Chief Executive Officer of the Company or other senior executive officer designated by the Committee, is or becomes competitive with the Company. For Participants whose employment with the Company has terminated, the judgment of the Chief Executive Officer or other senior officer designated by the Committee shall be based on the Participant’s post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company’s shareholders, customers, suppliers and competitors of the Participant assuming the post-employment responsibilities and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant who has terminated employment shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter and such investment does not represent a greater than five percent equity interest in the organization or business.

(b) A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company or use in other than the Company’s business any confidential information or material relating to the business of the Company which is acquired by the Participant either during or after employment with the Company.

(c) A Participant shall disclose promptly and assign to the Company all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company and shall do anything reasonably necessary to enable the Company to secure a patent or other intellectual rights where appropriate in the United States and in foreign countries.

(d) Upon exercise, settlement, payment or delivery pursuant to an Award, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of this Section 7.4, if requested by the Company. Failure to comply with the provisions of this Section 7.4 prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award shall cause such exercise, payment or delivery to be rescinded. The Company shall notify the Participant in writing of any such rescission promptly upon receiving notice of facts entitling the Company to such rescission. Within ten days after receiving such a notice from the Company, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to an Award. Such payment shall be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise, payment or delivery, in which case the Company shall promptly repay any exercise price previously paid by the Participant for the Shares (provided that if such exercise price exceeds the Fair Market Value of the Shares returned (Fair Market Value to be determined at the time of the return), the amount repaid shall be such then-Fair Market Value of the Shares returned). The Committee may modify the conditions imposed under this Section 7.4 with respect to any Award.

7.5 Stand-Alone, Additional, Tandem and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for any other Award or any award granted under another plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, any other right of a Participant to receive payment from the Company or any subsidiary, subject to the restriction on “repricing” in Section 9.5. Such additional, tandem, and substituted or exchanged Awards may be granted at any time. Subject to Section 9.5, the Committee may determine that, in granting a new Award, the intrinsic value of any surrendered Award or award may be applied to reduce the exercise price of any Option, grant price of any SAR or purchase price of any other Award.

7.6 Limitations on Dividends and Dividend Equivalents. Other provisions of the Plan notwithstanding,) dividends and dividend equivalents relating to any Award at minimum shall be forfeitable to the extent the related Award remains forfeitable upon a failure to achieve the specified performance conditions or a Participant’s failure to satisfy the specified service-based vesting conditions.

7.7 Clawback. Any provisions in this Plan or any Award agreement to the contrary notwithstanding, any compensation, payments or benefits provided hereunder, including a Participant’s profits realized from the sale of Shares relating to Awards, whether in the form of cash or otherwise, shall be subject to a “clawback” or recoupment to the extent necessary to comply with the requirements of any applicable law, including but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Section 304 of the Sarbanes-Oxley Act of 2002 or any regulations promulgated thereunder, and otherwise shall be subject to any clawback or recoupment policy of the Company as in effect at the time of grant of the Award or as adopted or amended at any time thereafter. References in the Plan or an Award agreement to lapse of restrictions, vesting or lapse of a risk of forfeiture do not apply to the additional forfeiture provisions authorized under this Section 7.7, unless the lapse of clawback or recoupment provisions is specifically stated.

7.8 Required Award Holding Period.

(a) Awards granted to a Participant who at the time of the Award is the Company’s Chief Executive Officer or President will include a holding requirement as follows:

(i)	In the case of an Option or SAR, 75% of the Net Shares will be subject to the transfer limitations of Section 9.2 until the earlier of termination of employment or one year after the exercise.

(ii)

In the case of Awards other than an Option or SAR, 75% of the Net Shares will be subject to the transfer limitations of Section 9.2 until the earlier of termination of employment or three years after the vesting date.

(b) Awards granted to a Participant, other than the Company’s Chief Executive Officer or President, who at the time of the Award is a named executive officer as defined in Item 402 of Regulation S-K will include a holding requirement as follows:

(i)	In the case of an Option or SAR, 50% of the Net Shares will be subject to the transfer limitations of Section 9.2 until the earlier of termination of employment or one year after the exercise.

(ii)

In the case of Awards other than an Option or SAR, 50% of the Net Shares will be subject to the transfer limitations of Section 9.2 until the earlier of termination of employment or three years after the vesting date.

(c) Any period following vesting in which settlement of an Award other than an Option or SAR is deferred will be counted toward meeting this holding period requirement.

7.9 Loans Prohibited; Reload Features Prohibited. No credit shall be extended by the Company or any subsidiary to a Participant in the form of a personal loan in connection with Awards that have not been exercised or have not become vested and settled, whether for purposes of paying the exercise price or withholding taxes or any other purpose. Any amount due and payable to the Company by a Participant in connection with the exercise, vesting or settlement of an Award or otherwise relating to an Award shall be immediately due and shall be paid as promptly as practicable. The prohibition on personal loans in this Section 7.9 will apply to Participants to an extent and on terms consistent with the application of Section 13(k) of the Securities Exchange Act of 1934, as amended, to directors and executive officers. No term of an Award shall provide for automatic “reload” grants of additional Awards upon exercise of an Option or SAR or otherwise as a term of an Award.

8. Performance Awards

The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be made subject to such performance conditions as specified by the Committee. The Committee may use such business criteria and measures of performance as it deems appropriate in establishing performance conditions.

9. General Provisions.

9.1 Compliance with Laws and Obligations. The Company shall not be obligated to issue or deliver Shares in connection with any Award or take any other action under the Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system, or any other law, regulation or contractual obligation of the Company, until the Company is satisfied that such laws, regulations and other obligations of the Company have been complied with in full. Certificates representing Shares issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

9.2 Limitations on Transferability. Awards and other rights under the Plan will not be transferable by a Participant except by will or the laws of descent and distribution (or to a designated Beneficiary in the event of the Participant’s death) and, if exercisable, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that such Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred during the lifetime of the Participant, for purposes of the Participant’s estate planning or other purposes consistent with the purposes of the Plan (as determined by the Committee), and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent permitted by the Committee. The foregoing notwithstanding, no transfers of Awards or rights to third parties for value shall be permitted. Awards and other rights under the Plan may not be pledged, mortgaged, hypothecated or otherwise encumbered, and shall not be subject to the claims of creditors. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

9.3 No Right to Continued Employment; Leaves of Absence. Neither the Plan, the grant of any Award, nor any other action taken hereunder shall be construed as giving any employee, consultant, director or other person the right to be retained in the employ or service of the Company or any of its subsidiaries, nor shall it interfere in any way with the right of the Company or any of its subsidiaries to terminate any person’s employment or service at any time. Unless otherwise specified in the applicable Award agreement, an approved leave of absence shall not be considered a termination of employment or service for purposes of an Award under the Plan.

9.4 Taxes. Awards shall be subject to applicable withholding taxes under U.S. federal (including FICA), state and local law (and any applicable tax law of a foreign jurisdiction). Each Participant, as a condition of the grant of any Award, shall have agreed to withholding for such taxes to the fullest extent authorized under this Section 9.4. Specifically, the Company and any subsidiary is authorized to withhold from any Award granted or to be settled, any delivery of Shares in connection with an Award, any other payment relating to an Award, or any payroll or other payment to a Participant amounts of mandatory withholding taxes due or payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of such withholding taxes relating to such Award and other tax obligations of a Participant relating to any Award if applicable marginal tax rates exceed withholding rates, to the extent such authorization would not result in additional accounting expense to the Company. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of the tax obligations applicable to the Participant’s Award.

9.5 Changes to the Plan and Awards. The Board may amend, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders or Participants, except that any amendment shall be subject to the approval of the Company’s shareholders at or before the next annual meeting of shareholders for which the record date is after the date of such Board action if such shareholder approval is required by any applicable federal or state law or regulation or the rules of the New York Stock Exchange, and the Board may otherwise, in its discretion, determine to submit other such amendments to shareholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any Award theretofore granted. The Committee may amend, suspend, discontinue or terminate the Plan if and to the extent that such action is within the scope of the Committee’s authority under its Charter, and the Committee may amend, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto; provided, however, that no such amendment or other action relating to an Award may provide for Award terms that the Plan would not then permit for a newly granted Award; and provided further, that, without the consent of an affected Participant, no such action with respect to the Plan or an Award may materially impair the rights of such Participant under an Award theretofore granted. Other provisions of the Plan notwithstanding, without the prior approval of shareholders, the Committee will not amend or replace previously granted Options or SARs (or options or stock appreciation rights granted under any other plan) in a transaction that constitutes a “repricing,” as that term is defined in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange or any other transaction resulting in a reduction in exercise price or base price or any cancellation of an Award or award at a time when its exercise price or base price exceeds the fair market value of the underlying Shares in exchange for another Option or SAR, any other Award or cash.

9.6 409A Awards and Deferrals. Other provisions of the Plan notwithstanding, the terms of any 409A Award (as defined below), including any authority of the Company and rights of the Participant with respect to the 409A Award, shall be limited to those terms permitted under Section 409A, including regulations and administrative guidance issued thereunder, and any terms not permitted under Code Section 409A shall be automatically modified and limited to the extent necessary to conform with Section 409A and the regulations and guidance issued thereunder. Terms of Awards shall be interpreted in a manner that, according to the character of the Award, results in an exemption from Code Section 409A or compliance with Code Section 409A. Awards are subject to the Company’s “Compliance Rules Under Code Section 409A,” as adopted by the Committee.

9.7 No Rights to Awards; No Shareholder Rights. No Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, employees, consultants or directors. No Award shall confer on any Participant any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred and delivered to the Participant in accordance with the terms of the Award or, in the case of an Option or SAR, the Option or SAR is duly exercised.

9.8 International Participants. With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan with respect to such Participants or grant Awards not conforming to the terms of the Plan to such Participants in order that such Awards conform to the requirements of local law and customary employment practices in such locations and in order that such Awards shall serve the purposes of the Plan in light of such local laws and customary employment practices.

9.9 Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company or the subsidiary bearing the legal obligation; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s or any subsidiary’s obligations under the Plan to deliver cash, Shares, other Awards or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

9.10 Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission or the submission of any amendment to shareholders for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including the granting of awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

9.11 Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee or otherwise provided under an applicable clawback policy, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award (although fractional share units may be credited on a hypothetical basis in connection with any Award if so authorized by the Committee). The Committee shall determine whether and in what manner cash, other Awards or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

9.12 Successors and Assigns. The Plan shall be binding on all successors and assigns of the Company and a Participant, including any permitted transferee of a Participant, the Beneficiary or estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

9.13 Governing Law. The validity, construction, and effect of the Plan, any rules and regulations under the Plan, and any Award agreement will be determined in accordance with the laws of the State of New York (including those governing contracts), without giving effect to principles of conflicts of laws, and applicable federal law.

9.14 Effective Date, Shareholder Approval and Plan Termination. The Plan became effective March 25, 2021, upon its approval by the Company’s shareholders at the Company’s 2021 annual meeting of shareholders. Upon such approval of the Plan by the shareholders, no further awards will be granted under the 2003 Plan or the 1999 Directors’ Stock Compensation Plan, but any outstanding awards under those plans will continue in accordance with their terms, and the Company shall retain full power to modify any such outstanding award in accordance with the terms of the 2003 Plan and the 1999 Directors’ Stock Compensation Plan (this sentence shall be deemed to be an amendment to the 2003 Plan and the 1999 Directors’ Stock Compensation Plan). The Plan was amended and restated by action of the Board of Directors on February 14, 2024. On March 28, 2024, the Company’s shareholders approved the increase of the shares authorized for awards under the Plan by 14 million shares to a total of 26 million shares. Unless earlier terminated by action of the Board, the authority of the Committee to make new grants under the Plan will terminate on the date that is ten years after the latest date upon which shareholders of the Company have approved the Plan, and thereafter the Plan will remain in effect until such time as the Company and any subsidiary have no further rights or obligations with respect to outstanding Awards or otherwise under the Plan, during which period the Committee shall retain its full powers under the Plan with respect to outstanding Awards.

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